Exhibit 3.1: Articles of Incorporation of Mobilized Entertainment, Inc. (f/k/a Sports-Stuff.com, Inc.)

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0682562005-9
Document Number:
20050470505-78

Date Filed:
10/10/2005 10:25:39 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SPORTS-STUFF.COM INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Nevada Agency and Trust Company Name 50 West Liberty Street, Suite 880 / Reno / NEVADA / 89501 Street Address / City / Zip Code Optional Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 25,000,000 Par value: $ .001 Number of shares without par value: -0-
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Kevin Day Name 2300-1066 W. Hastings Street / Vancouver / BC / V6E 3X2 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Kevin Day Name / Signature 2300-1066 W. Hastings Street / Vancouver / BC / V6E 3X2 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company / OCT 7, 2005 Date

AMANDA CARDINALLI, PRESIDENT

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES
Revised on: 03/23/05